Exhibit 99.1

Contact:

Robert Kleiber, BUCA, Inc.

612-225-3276

FOR IMMEDIATE RELEASE

BUCA, Inc. Names General Counsel, Receives Notice of Filing of Derivative Action Naming Its Board Members

Minneapolis, MN – April 4, 2005 - BUCA, Inc. (NMS: BUCAE) announced today it has named Richard G. Erstad as General Counsel and Secretary effective April 18, 2005. Mr. Erstad is currently an attorney with Faegre & Benson LLP in Minneapolis where he has engaged in corporate and securities law practice for the past nine years. He received his J.D. magna cum laude, from the University of Minnesota Law School where he was editor of the Law Review.

The Company also received notice that a shareholder has filed a derivative action against four of its directors in Hennepin County District Court in Minneapolis, Minnesota. The Company is named as nominal defendant in the complaint. The complaint alleges that the directors breached their fiduciary duties to the Company by ignoring, and/or failing to correct or prevent, problems with the Company’s accounting and internal controls. The shareholder seeks unspecified damages and equitable relief against the directors on behalf of the Company.

BUCA, Inc. owns and operates 107 highly acclaimed Southern Italian restaurants under the names Buca di Beppo and Vinny T’s of Boston in 30 states and the District of Columbia.